EXHIBIT 5.1

OPINION OF LEGAL COUNSEL

December 12, 2006

SpatiaLight, Inc.
Five Hamilton Landing
Suite 100
Novato, CA 94949

Re: Registration Statement on Form S-3 (Registration No. 333-137100)

Ladies and Gentlemen:

We have acted as counsel for SpatiaLight, Inc., a New York corporation (the “Company”), in connection with the Registration Statement on Form S-3, Registration No. 333-137100 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission the 57,725 shares of the Company’s common stock, $.01 par value per share, on behalf of certain named selling stockholders (the “Secondary Shares”) and following securities on behalf of the Company (the “Primary Securities”):

A.	Common Stock (“Primary Common Stock”);
B.	warrants to purchase Common Stock (“Warrants”);
C.	units consisting of an indeterminate number of shares of Common Stock and Warrants (“Units”); and
D.	subscription rights to purchase Common Stock, Warrants or Units (“Subscription Rights”).

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $75,000,000.

In our capacity as counsel for the Company, we have familiarized ourselves with the organizational and governing documents of the Company, as the same are in effect on the date hereof. We have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purpose of this opinion. As to questions of material facts we have relied, with your consent, on representations of officers of the Company and upon documents and records furnished to us by the Company. In making our examination, we have assumed, with your consent, that all documents submitted to us as originals are genuine and that all documents submitted to us as copies are true, correct and complete copies of genuine originals.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated under the laws of the State of New York, validly existing and in good standing, with full corporate authority to issue the Primary Securities and the Secondary Shares.

2.	The Secondary Shares are legally issued, fully paid and non-assessable.

3.
Assuming without opining that (i) the Registration Statement has become effective under the Securities Act and no order has been issued by the Commission suspending the Registration Statement, (ii) an amendment to the Registration Statement, prospectus supplement and any other offering material with respect to the Primary Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) appropriate corporate action has been taken to authorize the issuance of the Primary Common Stock, (iv) any required consents, approvals, authorizations and other orders of the Commission or any other regulatory authorities are obtained, (v) the Primary Common Stock shall have been issued and delivered by the Company in accordance with the applicable underwriting agreement, if any, the terms of Warrants, Units, Subscription Rights, or other authorized, executed and delivered and legally binding purchase agreement against payment of the agree-upon consideration therefor, and (vi) the Primary Common Stock is in the form required or permitted, and issued for consideration allowed, by the Business Corporation Law of New York, the Primary Common Stock will be validly issued, fully paid and non-assessable.

4.
Assuming without opining that (i) the Registration Statement has become effective under the Securities Act and no order has been issued by the Commission suspending the Registration Statement, (ii) an amendment to the Registration Statement, prospectus supplement and any other offering material with respect to Warrants, Units or Subscription Rights shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) appropriate corporate action has been taken to authorize the issuance of Warrants, Units, any Primary Common Stock or Warrants included in Units, or Subscription Rights, (iv) any required consents, approvals, authorizations and other orders of the Commission or any other regulatory authorities are obtained, (v) the Warrants, Units or Subscription Rights shall have been issued and delivered by the Company in accordance with the applicable underwriting agreement, if any, or other authorized, executed and delivered and legally binding purchase agreement against payment of the agree-upon consideration therefor, and (vi) the Warrants, Units, or Subscription Rights are in the form required or permitted, and issued for consideration allowed, by the Business Corporation Law of New York, the Warrants, Units and Subscription Rights will be valid and legally enforceable obligations of the Company under applicable state law.

In rendering the opinion set forth in this Paragraphs 3 and 4 above, we have assumed that, at the time of issuance of any Primary Securities, (a) the Articles of Incorporation, the By-laws and the Business Corporation Law of New York shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Common Stock authorized under the Articles of Incorporation (as then in effect) and not otherwise reserved for issuance.

In addition, our opinion set forth in paragraph 4 above is subject to, limited by, and qualified as follows:

a.
We express no opinion regarding the validity or enforceability of any provisions in the Warrants, Units or Subscription Rights which (i) violate the public policy express in any law, rule or regulation of the United States of America or any state (including any state or federal securities laws) or (ii) provide for the indemnification of any person for the violation of such laws.

b.
We express no opinion regarding the validity or enforceability of any provisions in the Warrants, Units or Subscription Rights which purport to (i) waive the right to a jury trial; (ii) establish penalties or liquidated damages or evidentiary standards; (iii) make the decisions of any party binding on other parties; (iv) waive defenses or causes of action; (v) waive the obligations of good faith or fair dealing; (vi) specify governing law, jurisdiction, or venue or waive defenses against the jurisdiction or venue in any proceeding; (vii) specify means for service of process or waive defenses against invalid service of process in any proceeding; or (viii) limit, release or indemnify any person against the effects of their own actions or omissions.

c.
Our opinion regarding the enforceability of the Warrants, Units and Subscription Rights is subject to and may be limited by (i) bankruptcy (including but not limited to preference, fraudulent conveyance and fraudulent transfer provisions, and failure to provide adequate value), insolvency, reorganization, rearrangement, moratorium, liquidation, probate, conservatorship and other similar laws (including court decisions) now or hereafter in effect and affecting the rights of creditors generally; (ii) general principles of equity (regardless of whether such validity and enforceability is considered in a proceeding in equity or at law); (iii) implied covenants of good faith and fair dealing; and (iv) judicial discretion.

d.
We express no opinion as to whether a court would grant specific performance or any other equitable remedy with respect to the Warrants, Units or Subscription Rights or any particular remedy under the Warrants, Units or Subscription Rights as opposed to any other remedy available under the Primary Securities, at law or in equity.

Our opinion herein is limited to the laws of the State of New York (which we understand to include the statutory provisions, all applicable provisions of the Constitution of such state, and reported judicial decisions interpreting such law) and the federal law of the United States of America. Our opinion is rendered as of the date hereof and we undertake no responsibility to advise you of any change or any new developments that might affect any matters set forth herein. This opinion expressly limited to the matters set forth herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to any documents or notices filed by the Company or its underwriters in connection with the offering in any state and to the reference to Franklin, Cardwell & Jones under the caption “Legal Matters” in the Registration Statement.

Very truly yours,
Franklin, Cardwell & Jones